UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 21, 2009, Jay Wolf resigned as Chief Financial Officer of Mandalay Media, Inc. (the “Company”), effective immediately, in order for the Company to appoint Russell Burke as Chief Financial Officer of the Company, as described below.  Mr. Wolf will continue to serve as a director of the Company.

Also on May 21, 2009, the Company’s board of directors appointed Russell Burke as Chief Financial Officer of the Company.

There are no arrangements or understandings between Mr. Burke and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. Mr. Burke has been Senior Vice President and Chief Financial Officer of Twistbox Entertainment, Inc. (“Twistbox”), a wholly-owned subsidiary of the Company since December 2006. Mr. Burke’s biographical information was previously disclosed under the caption “Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-KT filed with the Securities and Exchange Commission on July 15, 2008, which is incorporated herein by reference.

Mr. Burke entered into an employment agreement with Twistbox on December 11, 2006, as amended on February 12, 2008 (the “Employment Agreement”), pursuant to which he became Chief Financial Officer of Twistbox.   The Employment Agreement expires on February 12, 2011, subject to renewal, and provides for an annual base salary of $204,000 from February 12, 2008 through March 31, 2008, $240,000 from April 1, 2008 through February 11, 2009, $252,000 from February 12, 2009 through February 11, 2010 and $264,600 from February 12, 2010 through February 12, 2011.  Mr. Burke is also eligible for an annual bonus at the Company’s sole discretion based upon Mr. Burke’s and the Company’s performance, with a target bonus of fifty percent of his base salary. In addition, pursuant to the Employment Agreement, on February 12, 2008, the Company granted to Mr. Burke options to purchase 350,000 shares of the Company’s common stock pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended. The options have a ten-year term and become exercisable over a two-year period at a price per share equal to $4.75.  One-third of the options granted vested immediately upon grant, an additional one-third vested on February 12, 2009 and the remaining one-third shall vest on February 12, 2010.  Copies of the Employment Agreement and First Amendment to Employment Agreement were filed as Exhibits 10.22 and 10.23, respectively, to that Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2008, which are incorporated herein by reference.

  Mr. Burke does not have family relations with any directors or executive officers of the Company.  There are no transactions to which the Company is a party and in which Mr. Burke has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Dated: May 28, 2009	By:	/s/ James Lefkowitz
James Lefkowitz
President